Exhibit (a)(8)

                       Remember to enclose in the envelope

     1.   Your Form of Acceptance, signed and witnessed

     2.   Your share certificate(s)



         Please call the Helpline if you have questions relating to the Offer or completing the Form of Acceptance:

                      0845 300 2527 if calling from the UK*
                       866 867 1144 if calling from the US
                   +44 20 7335 7287 if calling from elsewhere

     *    Calls charged at local rate.

Merrill Lynch is acting for RWE and the Offeror and no-one else in connection with the Offer and will not be responsible to anyone other than RWE and the Offeror for providing the protections afforded to clients of Merrill Lynch or for providing advice in relation to the Offer.

The directors of the Offeror and the members of the Management Board of RWE accept responsibility for the information contained in this document. To the best of the knowledge and belief of those directors and members (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

This document contains information derived from the Offer Document which contains fuller details of the Offer. Definitions used in the Offer Document apply to this document.

          THIS DOCUMENT WILL HELP YOU COMPLETE THE FORM OF ACCEPTANCE

If you are in any doubt as to what action you should take you should immediately consult an independent financial adviser duly authorised under the Financial Services and Markets Act 2000.


[LOGO] RWE                                                         [LOGO] Innogy
One Group
Multi Utilities.


                          How to accept the Offer for
                               your Innogy Shares

                                 A Simple Guide


In addition to this document, we have sent to you:

1.   an Offer Document containing full details of the Offer

2.   a Form of Acceptance

3.   a reply-paid envelope


            To accept the Offer you should use the Form of Acceptance


You are strongly advised to read all of the information that you have been sent before deciding on the course of action you wish to take in relation to the Offer and the Loan Note Alternative.

This leaflet provides an example, for illustrative purposes only, of how to complete a Form of Acceptance in relation to your Innogy Shares held in the form of share certificates. More detailed guidance on how to complete the Form of Acceptance is set out on pages 2 and 4 of the Form of Acceptance, as well as in the Offer Document.

In the United States, the Offer is made solely by the Offeror, and neither Merrill Lynch nor any of its affiliates is making the Offer in the United States.

The Offer is not being made, directly or indirectly, in or into Australia, Canada or Japan.

Definitions contained in the Offer Document also apply in this document.

To accept the Offer for your Innogy Shares:

1.   Insert in Box [2] the number of Innogy Shares you hold

2.   Complete Box [3] only if you wish to receive Loan Notes

3.   Sign Box [4] here in the presence of a witness

4.   The witness must also sign Box [4], giving his/her name

5. Please enter your daytime telephone number in Box [8], so that you may be contacted in case of queries relating to this Offer

6. Return your signed Form of Acceptance and your Innogy Share Certificate(s) in the reply-paid envelope as soon as possible

7. If you have lost your Innogy Share Certificate you should telephone the Helpline (see below)


                       Remember to enclose in the envelope

     1.   Your Form of Acceptance, signed and witnessed

     2.   Your share certificate(s)


             Please call the Helpline if you have questions relating
                to the Offer or completing the Form of Acceptance

                      0845 300 2527 if calling from the UK*
                       866 867 1144 if calling from the US
                   +44 20 7335 7287 if calling from elsewhere

*    Calls charged at local rate.

                                    SPECIMEN

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                                     Page 3

                    FORM OF ACCEPTANCE RELATING TO THE OFFER
                 PLEASE COMPLETE AS EXPLAINED ON PAGES 2 AND 4
                      (To be completed in BLOCK CAPITALS)
    The provisions of Parts A and B of Appendix I of the Offer Document are incorporated in and form part of this Form of Acceptance

--------------------------------------------------------------------------------

[1]

ALISON JONES
1000 ELM STREET
WEIDBRIDGE
SURREY
NP3 5JB

                                                       No. of Innogy Shares held
                                                          as at 25 March 2002

                                                                  1,000

--------------------------------------------------------------------------------

[2] TO ACCEPT THE OFFER                  No. of Innogy Shares for which you wish
Complete Box [2] and then sign Box [4].          to accept the Offer
If appropriate, please also complete
Boxes [3], [5], [6], [7] and [8].                        1,000

--------------------------------------------------------------------------------

[3] TO ELECT FOR THE LOAN NOTE           No. of Innogy Shares for which you wish
    ALTERNATIVE                          to elect for the Loan Note Alternative
Complete Box [2] and Box [3] and then
sign Box [4].
If appropriate, please also complete
Boxes [5], [6], [7] and [8].
--------------------------------------------------------------------------------
If you wish to receive cash only, DO NOT enter anything in this Box. If you wish to accept the Loan Note Alternative insert here the number of Innogy Shares for which you wish to receive Loan Notes instead of cash. Full details of the Loan Note Alternative are set out in the Offer Document.

--------------------------------------------------------------------------------

[4] SIGN HERE TO ACCEPT THE OFFER
Execution by individuals
Signed and delivered as a deed by:         In the presence of:

     Alison Jones                  Mike Smith                Michael Smith
-------------------------  -------------------------  --------------------------
       Signature              Signature of witness          Name of witness

-------------------------  -------------------------  --------------------------
       Signature              Signature of witness          Name of witness

-------------------------  -------------------------  --------------------------
       Signature              Signature of witness          Name of witness

-------------------------  -------------------------  --------------------------
       Signature              Signature of witness          Name of witness

Note: All Innogy Shareholders who are individuals should sign the Form of Acceptance in the presence of a witness who should also sign Box [4] in accordance with the instructions printed at Box [4]. The witness must be over 18 years of age and must not be one of the joint registered holders

Execution by a company: The common seal was affixed/executed as a deed on behalf of the company named above in the presence of:

---------------------------------------- ---------------------------------------
              Signature                              Name of director

---------------------------------------- ---------------------------------------
              Signature                        Name of *director/secretary

*Delete as appropriate

--------------------------------------------------------------------------------

[5] PARTICIPANT ID AND MEMBER ACCOUNT ID
Complete this Box only if your Innogy   Participant ID__________________________
Shares are in CREST
                                        Member account ID_______________________
THE REFERENCE  NUMBER OF THIS FORM OF
ACCEPTANCE IS:

--------------------------------------------------------------------------------

[6] RESTRICTED OVERSEAS PERSONS ONLY
Put "NO" in Box 6 if you are UNABLE to
give the representations and warranties
required by paragraph 9(b) of Part B of
Appendix I of the Offer Document.

--------------------------------------------------------------------------------

[7] ALTERNATIVE ADDRESS FOR DESPATCH    Name ___________________________________
OF CONSIDERATION                        Address_________________________________
Address outside Australia, Canada and   ________________________________________
Japan to which consideration is to be ________________Postcode _______________ sent, if not as specified in Box [1].

--------------------------------------------------------------------------------

[8] DAYTIME TELEPHONE NUMBER
Include your full dialling code.        Daytime Telephone No    0208 111 1111
                                                             -------------------

--------------------------------------------------------------------------------

Please ensure you enclose your share certificate(s) with this Form of Acceptance (unless your shares are held in CREST)

--------------------------------------------------------------------------------

                                    SPECIMEN


                                       3